Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is made as of 4 February, 2025, by and among DBLP Sea Cow Ltd., a limited company organized under the laws of the Seychelles (“Seller”), and Rezolve AI Limited, a private limited company organized under the laws of the England and Wales with registered number 14573691 and having its registered office at 5 New Street Square, London EC4A 3TW (“Buyer”) regarding the acquisition of the entire issued and to be issued share capital of each of Bluedot Industries, Inc., a Delaware corporation and Bluedot Industries Pty. Ltd., an Australian proprietary limited company registered in Victoria on 7 December 2013 with Australian Company Number 165 206 566 (each, a “Company” and, together, the “Companies”).

Recitals

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 100% of the issued and outstanding shares (the “Company Shares”) of capital stock of each of the Companies, for the consideration and on the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, and Buyer agree as follows:

Agreement

The parties, intending to be legally bound, agree as follows:

1.
Definitions.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Applicable Contract” TC \l "2" -- any Contract (a) under which a Company has or may acquire any rights, (b) under which a Company has or may become subject to any obligation or liability, or (c) by which a Company or any of the assets owned or used by it is or may become bound.

“Buyer” TC \l "2"-- as defined in the preamble of this Agreement.

“Closing” TC \l "2"-- as defined in Section 2.3.

“Closing Conditions Precedent” means (i) the delivery by the Seller to the buyer of the US GAAP Accounts in a form which is to the satisfaction of the Buyer, and (ii) the passing of such approving resolution of the Buyer as is required under section 190 Companies Act 2006 (the "Buyer Resolution").

“Closing Date” TC \l "2"-- as defined in Section 2.3.

“Company” TC \l "2" -- as defined in the Recitals of this Agreement.

“Company Shares” TC “l”"2" -- as defined in the Recitals of this Agreement.

“Consideration Shares” means fully paid shares of common stock in the share capital of the Buyer to be issued to the seller at Closing.

“Contract” TC \l “2” -- any legally binding written or oral arrangement, including any contract, agreement, lease, sublease, security agreement, deed, undertaking, joint venture, understanding, concession, purchase or sale order, license, permits, instrument, indenture, note, bond, loan, instrument, commitment, conditional sales contract, or mortgage (including any amendment, extension, renewal, guarantee or other supplement with respect thereto) or obligation to which the Party in question is a party.

“Damages” TC \l “2” -- as defined in Section 7.2.

"Deferred Shares" means deferred shares in the capital of the Buyer and as defined in the articles of association of the Buyer from time to time;

“Disclosure Letter” TC \l “2” -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement and updated, if necessary and delivered again immediately prior to Closing.

“Encumbrance” TC \l “2” -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“GAAP” TC \l “2”-- generally accepted United States accounting standards.

“Group” TC \l “2”-- the corporate group commonly known as “Bluedot” of which the Companies are a part. As of the date of Share Purchase Agreement, the Group comprises Bluedot Industries, Inc. (US) and Bluedot Industries Pty. Ltd. (AUS) but excludes BlueDot Topco and “Group Companies” shall mean any member of the group.

“Governmental Authorization” TC \l “2” -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” TC \l “2” -- any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, arbitral body or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, arbitral or administrative functions of or pertaining to government and any executive official thereof.

“Intellectual Property Assets” TC \l “2”-- as defined in Section 3.22.

“Interim Balance Sheet” TC \l “2” -- as defined in Section 3.4.

“Knowledge of Buyer” TC \l “2” -- the actual knowledge of any officer or director of Buyer, subject to a duty of reasonable inquiry.

“Knowledge of Seller” TC \l “2” -- the actual knowledge of Dan Wagner, subject to a duty of reasonable inquiry.

“Legal Requirement” TC \l “2” -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Material Adverse Effect” TC \l “2” -- any event, occurrence, fact, condition, development or change that (i) has had, individually or in the aggregate, an effect that is materially adverse to the business, assets, the value of the Company Shares or the results of operations, or condition (financial or otherwise) of the Group Companies or (ii) prevents or impairs the ability of the Group Companies to perform their obligations under this Agreement or to consummate the transactions contemplated hereby.

“Order” TC \l “2” -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” TC \l “2” -- in the ordinary course of business of Buyer, Seller or the Group Companies or their respective subsidiaries, as applicable, consistent with past practice (including with respect to frequency and amount).

“Organizational Documents” TC \l “2” -- (a) the articles or certificate of incorporation and the bylaws or constitution of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Person” TC “l”"2" -- any individual, corporation, limited liability company, partnership, trust or other entity.

“Proceeding” TC “l”"2"-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Related Person” TC “l”"2" -- with respect to a particular individual:

(a)
each other member of such individual’s Family;
(b)
any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
(c)
any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
(d)
any Person with respect to which such individual or one or more members of such individual’s Family serves as a director or officer (or in a similar capacity).

With respect to a specified Person other than an individual:

(e)
any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(f)
any Person that holds a Material Interest in such specified Person;
(g)
each Person that serves as a director or officer of such specified Person (or in a similar capacity);
(h)
any Person in which such specified Person holds a Material Interest;
(i)
any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
(j)
any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 51% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 51% of the outstanding equity securities or equity interests in a Person.

“Representative” TC “l”"2" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act” TC “l”"2" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” TC “l”"2" -- as defined in the first paragraph of this Agreement.

“Subsidiary” TC “l”"2"-- with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

“Tax” TC “l”"2"-- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

“Tax Return” TC “l”"2" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“US GAAP Accounts” means two years of audited accounts for each member of the Group (ie fiscal years 2024 with 2023 comparatives) audited in accordance with GAAP by an auditor approved by the Buyer which is a member of the AICPA.

2.
Sale And Transfer Of Shares; Closing.
2.1
Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Company Shares to Buyer, and Buyer will purchase the Company Shares from Seller.
2.2
Purchase Price. In consideration for the sale of (i) the Company Shares being the shares in Bluedot Industries Inc., Buyer will allot to the benefit of the Seller 409,869 Consideration Shares and (ii) the Company Shares being the shares in Bluedot Industries Pty. Ltd Buyer will allot to the benefit of the Seller 409,868 Consideration Shares.
2.3
Closing. The purchase and sale provided for in this Agreement (the “Closing”) will take place once the Seller has to the reasonable satisfaction of the Buyer satisfied the Closing Condition Precedent in paragraph (i) of such definition and the Buyer has satisfied the Closing Condition Precedent in paragph (ii) of such definition (the “Closing Date”).
2.4
Closing Obligations.
(a)
For the purposes of this clause 2.4:
(i)
“AUS Company” means Bluedot Industries Pty. Ltd ACN 165 206 566;
(ii)
“AUS Company Shares” is as defined in Section 3.3(b); and

(iii)
“Corporations Act” means the Corporations Act 2001 (Cth) (AUS).
(b)
At the Closing Seller will deliver to Buyer certificates representing the Company Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer.
(c)
In relation to the AUS Company, the Seller will deliver to the Buyer:
(i)
a duly executed share certificate for the AUS Company Shares in a form compliant with section 1070C(1) of the Corporations Act or, failing that, such application and accompanying documents as section 1070D of the Corporations Act requires for the issue of a duplicate certificate;
(ii)
proper instruments of transfer of the AUS Company Shares in a form compliant with section 1071B(1) of the Corporations Act and the Organizational Documents of the AUS Company;
(iii)
a copy of the register of members correctly constituted prior to Closing and then updated to reflect the Buyer as the legal owner of the AUS Company Shares with effect from Closing; and
(iv)
a copy of a resolution of the directors of the AUS Company passed on or before Closing pursuant to which the directors of the AUS Company resolved: (A) that the transfer of the AUS Company Shares to the Buyer be approved and registered; (B) that a new share certificate in the name of the Buyer be issued in respect of the AUS Company Shares; (C) that the existing share certificates in respect of the AUS Company Shares be cancelled; (D) that subject to and with effect from Closing and subject to consents to act being received, the persons (as nominated by the Buyer) be appointed as directors, secretary and public officer (as applicable) of the AUS Company; (E) that subject to and with effect from Closing, all authorities relating to the bank accounts of the AUS Company be revoked, and all replacement bank authorities notified in writing by the Buyer to the Seller not less than 2 business days before Closing be appointed; and (F) subject to and with effect of Closing, that the registered office of the AUS Company change to an address nominated by the Buyer.
(d)
At or as soon as reasonably practicable following Closing Buyer will deliver to Seller Rezolve Shares directly to GTU Ops Inc to be held in depositary receipt form for the benefit of the Seller, the Seller's name be entered on the register of depositary receipts (as held by Computershare Trust Company N.A) as the beneficial holder of the Consideration Shares to which the Seller is entitled (with such entitlement to be represented by the issue of depositary receipt certificates by Computershare).
(e)
With effect from Closing, the Seller appoints the Buyer to be its attorney until the Company Shares are registered in the name of the Buyer for the sole purpose of, in the name of the Seller or its own name, doing everything necessary or expedient, in the Buyer’s sole discretion to: (A) transfer the Company Shares to the Buyer; (B) exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the AUS Company

Shares; (C) execute any documents required to: (1) vest the entire legal and beneficial interest in the AUS Company Shares in the Buyer; (2) register the Buyer as the holder of the AUS Company Shares; and (3) do any other act or thing in respect of the AUS Company Shares. The Seller declares that all acts and things done by the Buyer in exercising powers under this power of attorney will be good and valid as if they had been done by the Seller and it agrees to ratify and confirm whatever the Buyer does in exercising powers under this power of attorney. The Seller declares that this power of attorney of the Buyer is given for valuable consideration for the purpose of securing the rights of the Buyer under this Agreement and is irrevocable from the Closing Date until the Company Shares are registered in the name of the Buyer. The Buyer is expressly authorized to do any act as a result of which a benefit is conferred on it.
3.
Representations And Warranties Of Seller.

Seller represents and warrants to Buyer as follows:

3.1
Organization and Good Standing.
(a)
The Disclosure Letter contains a complete and accurate list, with respect to each Group Company, of such Group Company’s name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each Group Company is a corporation or a proprietary company, as applicable, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Group Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.
(b)
Seller has delivered to Buyer copies of the Organizational Documents of each Group Company, as currently in effect.
3.2
Authority; No Conflict.
(a)
This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the certificates conferring to Buyer all rights, title and interest in the Company Shares (collectively, the “Seller Closing Documents”), the Seller Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against each Seller in accordance with their respective terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller Closing Documents and to perform their obligations under this Agreement and the Seller Closing Documents.
(b)
Except as set forth in the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

(i)
contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Group Companies, or (B) any resolution adopted by the board of directors or the shareholders of the Group Companies;
(ii)
contravene, conflict with, or result in a violation of, or give any Governmental Body having jurisdiction over the Group Companies or Seller, or other Person pursuant to a valid statutory or contractual right the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Group Companies or the Seller, or any of the assets owned or used by the Group Companies, may be subject, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iii)
contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Group Companies or that otherwise relates to the business of, or any of the assets owned or used by, the Group Companies, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iv)
contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
(v)
result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Group Companies.

Except as set forth in the Disclosure Letter, neither the Seller nor the Group Companies are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

3.3
Capitalization.
(a)
The authorized equity securities of Bluedot Industries, Inc. consist of 1,000 shares of common stock, par value US$0.0001 per share, of which 1,000 shares are issued and outstanding. Seller is the record and beneficial owner and holder of 100% of the equity securities of Bluedot Industries, Inc., free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Bluedot Industries, Inc. All of the outstanding equity securities of Bluedot Industries, Inc. have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Bluedot Industries, Inc. None of the outstanding equity securities or other securities of Bluedot Industries, Inc. was issued in violation of the Securities Act or any other Legal Requirement. Bluedot Industries, Inc. neither owns, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Bluedot Industries, Inc. has no outstanding securities that are exercisable for or convertible into equity securities of Bluedot Industries, Inc. Bluedot Industries, Inc. has no obligations with respect to equity securities for borrowed money or in respect of loans or advances.
(b)
The issued equity securities of Bluedot Industries Pty. Ltd ACN 165 206 566 consist of 1,000 ordinary shares. Seller is the record and beneficial owner and holder of such 1,000 ordinary shares which represent100% of the equity securities of Bluedot Industries Pty. Ltd ACN 165 206 566, all of which are free and clear of all Encumbrances and all of which were properly issued and are fully paid (‘AUS Company Shares’). There is no restriction on the sale or transfer of the equity securities of Bluedot Industries Pty. Ltd ACN 165 206 566 (whether contained in the constitution of Bluedot Industries Pty. Ltd ACN 165 206 566 or otherwise) except for the consent of the directors of Bluedot Industries Pty. Ltd ACN 165 206 566. There are no securities convertible into the shares of Bluedot Industries Pty. Ltd ACN 165 206 566. There are no options or other entitlements of any kind over any shares of Bluedot Industries Pty. Ltd ACN 165 206 566 or to have shares in Bluedot Industries Pty. Ltd ACN 165 206 566 issued. Bluedot Industries Pty. Ltd ACN 165 206 566 neither owns nor has any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Bluedot Industries Pty. Ltd ACN 165 206 566 has no obligations for borrowed money or in respect of loans or advances.
3.4
Financial Statements. Seller has delivered to Buyer: an unaudited consolidated balance sheet of each Group Company as at November 30, 2024 (the “Interim Balance Sheets”) and the related unaudited consolidated statements of income for the 12 months then ended. Such financial statements fairly present the financial condition and the results of operations of each Group Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than either Company, as applicable, are required by GAAP to be included in the financial statements of either Company.
3.5
Books and Records. The books of account, minute books, stock record books, and other records of the Group Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not each Group Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Group Companies contains accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of each Group Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Group Companies.
3.6
Solvency. The Group Companies will be solvent at Closing and shall remain solvent until the date falling 12 months from the Closing Date.

3.7
Condition and Sufficiency of Assets. The Group Companies have no buildings, plants, structures, and equipment other than those reflected in the Interim Balance Sheets of each Group Company.
3.8
Accounts Receivable. All accounts receivable of the Group Companies that are reflected on the Interim Balance Sheets or on the accounting records of the Group Companies as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date, to the Knowledge of Seller, current and collectible net of the respective reserves shown on the Interim Balance Sheets or on the accounting records of the Group Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheets represented of the Accounts Receivable reflected therein and will not represent a material and adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheets, which list sets forth the aging of such Accounts Receivable.
3.9
Accounts Payable. All accounts payable of the Group Companies that are reflected on the Interim Balance Sheets or on the accounting records of the Group Companies as of the Closing Date are materially accurate.
3.10
No Undisclosed Liabilities. Except as set forth in the Disclosure Letter, the Group Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheets and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.
3.11
Taxes.
(a)
The Group Companies have filed or caused to be filed (on a timely basis since its incorporation) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a corporate group of business entities, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of, and the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income taxes filed in each Group Company’s last three complete tax years. The Group Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or by the Group Companies, except such Taxes, if any, as are listed in the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheets.

(b)
The Disclosure Letter contains a complete and accurate list of any audits of either Company’s Tax Returns in the last 3 taxable years, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in the Disclosure Letter, are being contested in good faith by appropriate proceedings. Except as described in the Disclosure Letter, neither the Seller nor the Group Companies have given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Group Companies or for which the Group Companies may be liable.
(c)
The charges, accruals, and reserves with respect to Taxes on the books of the Group Companies are adequate (determined in accordance with GAAP) and are at least equal to the Group Companies’ liability for Taxes. There exists no proposed tax assessment against the Group Companies except as disclosed in the Interim Balance Sheets or in the Disclosure Letter. All Taxes that the Group Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(d)
All Tax Returns filed by (or that include on a consolidated basis) the Group Companies are true, correct, and complete. There is no tax sharing agreement that will require the payment by the Group Companies after the date of this Agreement.

The representations in this Section 3.11 represent the sole representations and warranties with respect to Tax contained in this Agreement.

3.12
No Material Adverse Effect. Since the date of the Interim Balance Sheet, there has not been any Material Adverse Effect on the business, operations, properties, prospects, assets, or condition of either Company, and no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Effect.
3.13
Omitted.
3.14
Compliance With Legal Requirements; Governmental Authorizations.
(a)
Except as set forth in the Disclosure Letter:
(i)
the Group Companies are, and at all times since their respective incorporation have been, in material compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of their business or the ownership or use of any of their assets;
(ii)
no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by either Company of, or a failure on the part of either Company to comply with, any material Legal Requirement, or (B) may give rise to any obligation on the part of either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)
no Group Company has received, at any time since its incorporation, any written or, to the Knowledge of Seller, oral notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
(b)
The Disclosure Letter contains a complete and accurate list of all material Governmental Authorizations that are held by the Group Companies or that otherwise relate to the business of, or to any of the assets owned or used by, the Group Companies. Each Governmental Authorization listed or required to be listed in the Disclosure Letter is valid and in full force and effect. Except as set forth in the Disclosure Letter:
(i)
the Group Companies are, and at all times since their incorporation have been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in the Disclosure Letter;
(ii)
no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in the Disclosure Letter, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect;
(iii)
the Group Companies have not received, at any time since its incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, except, in each case, for violations that would not reasonably be expected to give rise to a Material Adverse Effect; and
(iv)
all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Group Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Group Companies to own and use its assets in the manner in which they currently own and use such assets.

3.15
Legal Proceedings; Orders.

(a)
Except as set forth in the Disclosure Letter, there is no pending Proceeding:
(i)
that has been commenced by or against either Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, such Company; or
(ii)
that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of Seller and the Group Companies, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to any Proceeding listed in the Disclosure Letter. The Proceedings listed in the Disclosure Letter will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of either Company.

(b)
Except as set forth in the Disclosure Letter:
(i)
there is no Order to which either Company, or any of the assets owned or used by such Company, is subject;
(ii)
Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, either Company; and
(iii)
to the Knowledge of Seller and the Company, no officer, director, agent, or employee of the Group Companies is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Group Companies.
(c)
Except as set forth in the Disclosure Letter:
(i)
each Group Company is, and at all times since its incorporation has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;
(ii)
no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which a Company, or any of the assets owned or used by such Company, is subject; and
(iii)
no Group Company has received, at any time since its incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which either Company, or any of the assets owned or used by such Company, is or has been subject.

3.16
Absence of Certain Changes and Events. Except as set forth in the Disclosure Letter, since the date of the Interim Balance Sheet, each Group Company has conducted its business only in the Ordinary Course of Business and there has not been any:
(a)
change in either Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Company (other than that contemplated by this Share Purchase Agreement); issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
(b)
amendment to the Organizational Documents of either Company;
(c)
payment by either Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
(d)
adoption of payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any Person;
(e)
damage to or destruction or loss of any asset or property of either Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Group Companies, taken as a whole;
(f)
entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to either Company of at least US$50,000;
(g)
sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of either Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of either Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;
(h)
cancellation or waiver of any claims or rights with a value to either Company in excess of US$50,000;
(i)
material change in the accounting methods used by either Company; or
(j)
agreement, whether oral or written, by either Company to do any of the foregoing.
3.17
Contracts; No Defaults.
(a)
Seller have delivered to Buyer true and complete copies, of:

(i)
any Applicable Contract that involves performance of services or delivery of goods or materials by either Company of an amount or value in excess of US$50,000;
(ii)
any Applicable Contract that involves performance of services or delivery of goods or materials to either Company of an amount or value in excess of US$50,000;
(iii)
any Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of either Company in excess of US$50,000;
(iv)
any lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than US$50,000 and with terms of less than one year);
(v)
any licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;
(vi)
omitted;
(vii)
any joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by either Company with any other Person;
(viii)
any Applicable Contract containing covenants that in any way purport to restrict the business activity of either Company or any affiliate of either Company or limit the freedom of either Company or any affiliate of either Company to engage in any line of business or to compete with any Person;
(ix)
any Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
(x)
any power of attorney that is currently effective and outstanding;
(xi)
any Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by either Company to be responsible for consequential damages;
(xii)
any Applicable Contract for capital expenditures in excess of US$50,000;
(xiii)
any written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by either Company other than in the Ordinary Course of Business; and

(xiv)
any amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

The Disclosure Letter sets forth reasonably complete details concerning any such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Group Companies under the Contracts, and either Company’s office where details relating to the Contracts are located.

(b)
Except as set forth in the Disclosure Letter:
(i)
neither the Seller nor any Related Person thereof has or may acquire any rights under, and neither the Seller nor any Related Person has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Group Companies; and
(ii)
to the Knowledge of Seller and the Group Companies, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Group Companies, or (B) assign to either Company or to any other Person any rights to any invention, improvement, or discovery.
(c)
Except as set forth in the Disclosure Letter, each Contract identified or required to be identified in the Disclosure Letter by virtue of section 3.17(a) of this Share Purchase Agreement is in full force and effect and is valid and enforceable in accordance with its terms.
(d)
The Group Companies are, and for the past six (6) years have been, in material compliance with all material terms and requirements of each Contract under which such Company has or had any obligation or liability or by which such Company or any of the assets owned or used by such Company is or was bound.
(e)
There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Group Companies under current or completed Contracts with any Person and, to the Knowledge of Seller and the Group Companies, no such Person has made written demand for such renegotiation.
(f)
The Contracts relating to the sale, design, manufacture, or provision of products or services by the Group Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.
3.18
Omitted.
3.19
Omitted.

3.20
Employees and Directors. Seller has provided to Buyer a list of all employees and directors of each Group Company, along with such employees’ and directors’ names, job titles, compensation and location, in each case up to and through the dates of the Interim Balance Sheets. No employee or director of either Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of either Company, or (ii) the ability of either Company to conduct its business, including any agreement with Seller or the Group Companies by any such employee or director.
3.21
Labor Relations; Compliance. The Company has no labor- or employment-related disputes, either existing, disputed, contingent or otherwise. All employment-related liabilities up to the dates of the Interim Balance Sheets are accurate.
3.22
Intellectual Property.
(a)
Intellectual Property Assets -- The term “Intellectual Property Assets” includes:
(i)
all patents, patent applications, and inventions and discoveries held by the Group Companies that may be patentable (collectively, “Patents”);
(ii)
all copyrights in both published works and unpublished works (collectively, “Copyrights”); and
(iii)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Group Companies as licensee or licensor.
(b)
Agreements -- The Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Group Companies, of all Contracts relating to the Intellectual Property Assets to which either Company is a party or by which either Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than US$50,000 under which either Company is the licensee. There are no outstanding and, to Seller’s Knowledge, no threatened disputes or disagreements with respect to any such agreement.
(c)
Know-How Necessary for the Business.
(i)
The Intellectual Property Assets constitute all of the intellectual property necessary for the operation of each Group Company’s business as it is currently conducted. The Group Companies are collectively the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)
Except as set forth in the Disclosure Letter, all former and current employees (if any) of the Group Companies, together with all former and current employees (if any) any entity within the Company’s Group, have executed written Contracts with the Group Companies, or any entity within the Company’s Group, as the case may be, that assigns to the Group Companies all rights to any inventions, improvements, discoveries, or information relating to the business of the Group Companies. No employee of the Group Companies or of any entity within the Company’s Group has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Group Companies.
(d)
Patents.
(i)
The Disclosure Letter contains a complete and accurate list and summary description of all Patents. The Group Companies are the owners of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.
(ii)
Except as set forth in the Disclosure Letter, all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
(iii)
Except as set forth in the Disclosure Letter, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller’s Knowledge, there is no potentially interfering patent or patent application of any third party.
(iv)
Except as set forth in the Disclosure Letter, no Patent is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Group Companies infringes or is alleged to infringe any patent or other proprietary right of any other Person.
(v)
Where applicable, all products made, used, or sold under the Patents have been marked with the proper patent notice.
(e)
Trademarks.
(i)
The Disclosure Letter contains a complete and accurate list and summary description of all Marks. The Group Companies are the owners of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
(ii)
All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)
No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller’s Knowledge, no such action is threatened with the respect to any of the Marks.
(iv)
To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any third party.
(v)
No Mark is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the Marks used by the Group Companies infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.
(vi)
All products and materials containing a Mark bear the proper federal registration notice where permitted by law.
(f)
Copyrights.
(i)
The Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. The Group Companies are the owners of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
(ii)
All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.
(iii)
No Copyright is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.
(iv)
All works encompassed by the Copyrights have been marked with the proper copyright notice.
(g)
Trade Secrets.
(i)
With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.
(ii)
Seller and the Group Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Group Companies Trade Secrets.
(iii)
The Group Companies have good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Seller’ Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than for the Group Companies and those within the Company’s corporate group) or to the detriment of the Group Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.
3.23
Indebtedness. Except as set forth in the Disclosure Letter, Seller has no outstanding indebtedness obligations for borrowed money.
3.24
Certain Payments. Since their respective incorporations, neither the Group Companies nor any director, officer, agent, or employee thereof, or to Seller’s Knowledge any other Person associated with or acting for or on behalf of either Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Company or any affiliate of either Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of either Company.
3.25
Disclosure. No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
3.26
Relationships With Related Persons. Neither the Seller nor any Related Person of Seller nor any Related Person of the Group Companies has, or since has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Group Companies’ business. Neither Seller nor any Related Person of Seller or of the Group Companies is, or since has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Group Companies other than business dealings or transactions conducted in the Ordinary Course of Business with the Group Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Group Companies with respect to any line of the products or services of the Group Companies (a “Competing Business”) in any market presently served by the Group Companies except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in the Disclosure Letter, neither the Seller nor any Related Person of the Seller nor any Related Person of the Group Companies is a party to any Contract with, or has any claim or right against, the Group Companies.
3.27
Brokers or Finders. Neither Seller nor their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.
Representations And Warranties Of Buyer.

Buyer represents and warrants to Seller as follows:

4.1
Organization and Good Standing. Buyer is a company with limited liability duly organized, validly existing, and in good standing under the laws of England and Wales.
4.2
Authority; No Conflict.
(a)
This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the certificates conferring to Seller all rights, title and interest in the Consideration Shares (collectively, the “Buyer’s Closing Documents”), Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents.
(b)
Execution and delivery by Buyer of Buyer’s Closing Documents will confer to Seller all right, title and interest in the Consideration Shares, free of any Encumbrances, and will satisfy all obligations under applicable law with respect thereto.
(c)
Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated hereby will result in a breach of the Organizational Documents of Rezolve or of any Legal Requirement or Order which may apply to the Rezolve Shares.
(d)
Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated hereby by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:
(i)
any provision of Buyer’s Organizational Documents;
(ii)
any resolution adopted by the board of directors or the stockholders of Buyer;
(iii)
any Legal Requirement or Order to which Buyer may be subject (subject to the passing of the Buyer Resolution); or
(iv)
any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby other than the Buyer Resolution.

4.3
Investment Intent. Buyer is acquiring the Company Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.
4.4
Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To Buyer’s Knowledge, no such Proceeding has been threatened (a) against Buyer, or (b) with respect to the Rezolve Shares.
4.5
Disclosure. No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
4.6
Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller’s harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.
5.
Covenants Of Seller.
5.1
Required Approvals. As promptly as practicable after Closing, Seller will, and will cause each Group Company to, make all filings required by Legal Requirements to be made by them in connection with this Agreement the transactions contemplated hereby. Following the Closing Date, Seller will make a commercially reasonable effort to cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the transactions contemplated hereby.

6.
Covenants Of Buyer.
6.1
Approvals of Governmental Bodies. As promptly as practicable after Closing, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by it to consummate the transactions contemplated hereby. Following the date of this Agreement, Buyer will, and will cause each Related Person to, make a commercially reasonable effort to cooperate with Seller with respect to all filings that Seller are required by Legal Requirements to make in connection with the transactions contemplated hereby, and (ii) cooperate with Seller in obtaining all consents identified in the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.
7.
Indemnification; Remedies.
7.1
Survival; Right to Indemnification Not Affected By Knowledge. All representations and warranties in this Agreement, the Disclosure Letter will survive the Closing for a period of twelve (12) months following the Closing. All covenants, and obligations will survive the Closing until performance is completed in full. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
7.2
Indemnification and Payment of Damages by Seller. Seller will indemnify and hold harmless Buyer, the Group Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any and all losses, liabilities, claims, damages, and expenses (including reasonable and appropriately documented costs of attorneys’ fees and expenses and costs of enforcement), whether or not involving a third-party claim (collectively, “Damages”), arising directly from or in connection with:
(a)
any breach of any representation or warranty made by Seller in this Agreement; and
(b)
any breach by Seller of any covenant or obligation of Seller in this Agreement;

The remedies provided in this Section 7.2 will be Buyer’s sole recourse with respect to any Damages arising from this Agreement, other than with respect to claims for injunctive relief, where applicable.

7.3
Omitted.
7.4
Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement or (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement. The remedies provided in this Section 7.4 will be Seller’s sole recourse with respect to any Damages arising from this Agreement, other than with respect to claims for injunctive relief, where applicable
7.5
Limitations on Amount -- Seller. Seller’ liability (for indemnification or otherwise) with respect to the matters described in Section 7.2 shall be limited to and any Person seeking indemnification under Section 7.2 shall have recourse only to the Consideration Shares to satisfy any claim arising therefrom. Upon final determination of a claim for Indemnifiable Damages pursuant to Section 7.2, Seller’ obligations shall be satisfied via transfer to Buyer (subject to authorization by appropriate resolution of the members of the Buyer) of or at the option of the Buyer the reclassification as Deferred Shares of the number of Consideration Shares that is the quotient of: (x) the amount of indemnifiable Damages suffered by Buyer; (y) divided by $2.32 (being the share price of each Consideration Share on or about the date of this agreement), rounded to the nearest full share. However, this Section 7.5 will not apply to any fraud by a Seller in connection with the breach of any representation or warranty or performance of any covenant hereunder. Any reclassification of Consideration Shares as Deferred Shares shall be by notice served on the Seller by the Buyer and the Seller agrees that the provisions of article 7 of the articles of the association of the Buyer shall apply to allow such conversion.
7.6
Limitations on Amount -- Buyer. Buyer’s liability (for indemnification or otherwise) with respect to the matters described in Section 7.4 shall be limited to and any Person seeking indemnification under Section 7.4 shall have recourse only to the Company Shares to satisfy any claim arising therefrom. Upon final determination of a claim for Indemnifiable Damages pursuant to Section 7.4, Buyer’s obligations shall be satisfied via transfer to Seller of the number of Company Shares (in an allocation determined by Seller in their sole discretion) that represent the amount of indemnifiable Damages suffered by Seller, taking into account the assumption that the value of Bluedot Industries, Inc. shares shall be US$950.90 per share, and the value of Bluedot Industries Pty. Ltd. shares shall be US$950.90 per share. However, this Section 7.6 will not apply to any fraud by Buyer in connection with the breach of any representation or warranty or performance of any covenant hereunder.
7.7
Omitted.
7.8
Procedure for Indemnification -- Third Party Claims.
(a)
Promptly after receipt by an indemnified party under Section 7.2 or 7.4, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.
(b)
If any Proceeding referred to in Section 7.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.
(c)
Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
(d)
Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.
7.9
Procedure For Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
8.
Seller’s Release.
8.1
Effective as of the Closing, the Seller, on behalf of itself, its affiliates, and its and their respective partners, members, predecessors, directors, officers, employees, controlling persons, agents, representatives, successors and assigns (collectively, the “Seller Releasing Parties”) hereby unconditionally and irrevocably waives, releases and forever discharges each Group Company and its partners, members, predecessors, directors, officers, employees, agents, representatives, successors and assigns (each a “Releasee”) from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to or arising in connection with the operation of the business of such Company on or prior to the Closing Date; provided, however, that such release shall not operate to release any such Releasee from any of the terms, conditions or other obligations that arise under this Share Purchase Agreement,.
9.
General Provisions.
9.1
Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Group Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
9.2
Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Group Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Group Companies’ employees, customers, and suppliers and others having dealings with the Group Companies will be informed of the transactions contemplated hereby, and Buyer will have the right to be present for any such communication.
9.3
Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by email (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and email address set forth below (or to such other addresses and email address as a party may designate by notice to the other parties):

Seller:

Attention:

Email Address:

with a copy to:

Attention:

Email Address :

Buyer:

Attention: Arthur Yao

Email Address : arthuryao@rezolve.com

with a copy to:

Attention: Raymond McKeeve

Email Address : raymondmckeeve@rezolve.com

9.4
Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
9.5
Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement, and (d) cooperate in good faith with Buyer with respect to representations and warranties reasonably requested in connection with a future sale transaction for either Company, and which in either case shall be limited in scope, duration, survivability and indemnification to, and consistent with, the representations and warranties in this Agreement.
9.6
Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
9.7
Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
9.8
Disclosure Letter.
(a)
The disclosures in the Disclosure Letter shall be deemed to relate to any section for which it is reasonably apparent that such disclosure relates.

(b)
In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.
9.9
Assignments, Successors, and no Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
9.10
Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
9.11
Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
9.12
Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
9.13
Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.
9.14
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

Buyer: Seller:

Rezolve ai limited DBLP Sea Cow Ltd.

/s/ Anthony Sharp /s/ Daniel Wagner

By: Anthony Sharp By: Daniel Wagner

Its: Director Its: Director